Exhibit 10.9

RELEASE AND SETTLEMENT

This Release and Settlement Agreement (this “Release”) is made and entered into this 1st day of November, 2011, by Watermark Studios, Inc., a Nevada corporation (the “Studio”) in favor of WNS Studios, Inc., a Nevada corporation (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Studio and the Agent desire to terminate the Exclusive Agreement dated May 16, 2009 (the “Agreement”) on the terms and provisions contained herein;

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, and for other good and valuable consideration, the undersigned, intending to be legally bound by this Release, agree as follows:

1.           Termination of Agreement.  The Agreement is terminated in its entirety and shall have no further force and effect.

2.           Release.

(a)           The Studio and its officers, directors, employees, agents, representatives, heirs and direct and indirect affiliates and their respective successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release, and forever discharge the Agent and its employees, stockholders, officers, partners, directors, agents, consultants, advisors, representatives and direct and indirect affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the “Related Persons”) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, in law or equity, whether presently known or unknown (collectively, the “Claims”), which the Studio or any of the Releasors ever had, now have, or hereafter can, shall, or may have, for, upon, or by reason of any matter, cause, or thing whatsoever against any of the Related Persons, including without limitation any Claims arising directly or indirectly out of the execution of the Agreement or otherwise or any losses incurred by the Studio or any of the Releasors with respect to the Agreement or the transactions contemplated therein.  Without limiting the foregoing, the Studio expressly acknowledges that this release hereunder is intended to include in its effect, without limitation, all Claims which have arisen and of which it knows, does not know, should have known, had reason to know, suspects to exist or might exist in its favor at the time of the signing or at any time in the future, including, without limitation, any Claims relating directly or indirectly to the Agent and each of the Related Persons, and any regulatory complaints or actions, and that this Agreement extinguishes any such Claim or Claims.  This release shall be binding upon each of the Agent and the Releasors and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of the Agent and each of the Related Persons.

(b)           The Studio acknowledges and agrees that if it or any of the Releasors violates this Release by suing the Agent or any of the other Related Persons, the Studio will pay all costs and expenses incurred by the Agent or any of the Related Persons, including attorneys' fees and expenses.

3.           Indemnification.                                The Studio agrees that the Agent, its partners, employees, agents, representatives and their respective affiliates shall be indemnified and held harmless by the Studio against any and all liabilities, damages and assessments arising out of or related to any threatened, pending or completed action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, or other (each being hereinafter referred to as an "Action" ), including, but not limited to, judgments, fines, penalties, attorneys' fees and expenses and amounts paid in settlement (whether with or without court approval), and any interest, assessments, excise taxes or other charges paid or payable in connection with or in respect of any of the foregoing (each such liability and assessment being hereinafter referred to as a " Liability" ), incurred directly or indirectly by the Agent or any of its affiliates as a direct or indirect result of the execution and delivery of the Agreement and the transactions contemplated thereby. The Studio agrees to pay any and all expenses incurred directly or indirectly in connection with any Action, whether or not the Action has been finally disposed of,  within five days after receipt by the Studio of a request therefor.

4           General Provisions.

(a)           This Release shall in all respects be interpreted, enforced and governed under the laws of the State of New York, without regard to conflict of law rules applied in such State.  The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

(b)           Should any part, term or provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions, including the release of all Claims, shall not be affected thereby and said illegal or invalid part, term or provision shall be modified by the court so as to be legal or, if not reasonably feasible, shall be deleted.  This Release sets forth the entire agreement concerning the subject matter herein, including, without limitation, the release of all Claims, and may not be modified except by a signed writing.

(c)           Each of the parties hereto acknowledges and agrees that (a) such party has not relied on any representations, promises, or agreements of any kind made to him in connection with his decision to accept this Release except for those set forth herein; (b) such party has been advised to consult an attorney before signing this Release, and that such party has had the opportunity to consult with an attorney; (c) such party does not feel that it is being coerced to sign this Release or that its signing would for any reason not be voluntary; and (d) such party has thoroughly reviewed and understands the effects of this Release before signing it.

(d)           This Release shall be binding upon each of parties hereto and their respective partners, officers, directors, stockholders, employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of the other party hereto.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Release on the day and year first written above.

WATERMARK STUDIOS, INC.

/s/ Moses Gross